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                                                                    Exhibit 99.5
HAWK
Corporation


FOR IMMEDIATE RELEASE              CONTACT:     Ronald E. Weinberg
                                                Chairman and CEO
                                                (216) 861-3553

                                                Jeffrey H. Berlin
                                                President and COO
                                                (216) 861-3553


                HAWK ANNOUNCES COMPLETION OF DEBT EXCHANGE OFFER
                             AND NEW CREDIT FACILITY


CLEVELAND, Ohio - October 18, 2002 - Hawk Corporation (NYSE: HWK) announced today $64,417,000 or approximately 99% in principal amount of its 10 1/4% Senior Notes due 2003 had been validly tendered and accepted for exchange by the Company. Hawk expects to issue its new 12% Senior Notes due 2006 in exchange for the 10 1/4% notes on October 23, 2002. The exchange offer for the notes and the related solicitation of consents to amend the indenture for the 10 1/4 % notes expired as scheduled today.

Concurrently with the acceptance of the 10 1/4% notes for exchange, the Company completed its new credit facility with J.P. Morgan Business Credit Corp., JPMorgan Chase Bank, Fleet Capital Corporation and PNC Bank, National Association. The new credit facility has a maximum commitment of $53.0 million. The Company will use the proceeds of the new credit facility to pay off its existing senior secured credit facility in full, pay transaction costs associated with the new credit facility and the exchange offer, provide for future working capital needs and for general corporate purposes.

Banc of America Securities LLC is the exclusive dealer manager for the exchange offer. D.F. King is the information agent and HSBC Bank USA is the exchange agent. Additional information regarding the terms and conditions of the exchange offer may be obtained by contacting Banc of America Securities LLC at (888) 292-0070.

This press release is not an offer to sell or the solicitation of an offer to buy any security and does not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The exchange offer and consent solicitation was made solely by the Prospectus and Consent Solicitation Statement filed by the Company with the Securities and Exchange Commission on September 12, 2002, including any supplements thereto.

THE COMPANY

Hawk Corporation is a leading worldwide supplier of highly engineered products. Its friction products group is a leading supplier of friction materials for brakes, clutches and transmissions used in airplanes, trucks, construction equipment, farm equipment and recreational vehicles. Through its precision components group, the Company is a leading supplier of powder metal


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components for industrial applications, including pump, motor and transmission elements, gears, pistons and anti-lock sensor rings. The Company's performance automotive group manufactures clutches and gearboxes for motorsport applications and performance automotive markets. The Company's motor group designs and manufactures die-cast aluminum rotors for small electric motors used in appliances, business equipment and exhaust fans. Headquartered in Cleveland, Ohio, Hawk has approximately 1,600 employees and 16 manufacturing sites in five countries.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements regarding Hawk's exchange offer and consent solicitation that involve risks and uncertainties. These forward-looking statements are based upon management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company that could cause actual results to differ materially from such statements. Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Hawk's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2001, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Hawk Corporation is online at: http://www.hawkcorp.com/
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